                                                                 Exhibit (8)(f)

                                          September   , 2012

Delaware VIP Trust
One Commerce Square
2005 Market Street
Philadelphia, PA 19103

 Re:  (1)  Agreement between American General Life Insurance Company of
           Delaware (formerly AIG Life Insurance Company) ("AGL of Delaware") and Delaware Management Company, Inc. dated as of June 29, 1988
      (2) Rule 22c-2 Agreement between Delaware Service Company, Inc. and AGL of Delaware dated April 16, 2007
           (each an "Agreement", and collectively, the "Agreements") (AGL of Delaware referred to hereinafter as the "Merged Company")

Dear Fund Partner:

   Effective December 8, 2009, the Merged Company changed its name from AIG Life Insurance Company to American General Life Insurance Company of Delaware. Any and all references in the Agreements to AIG Life Insurance Company shall be changed to American General Life Insurance Company of Delaware or AGL of Delaware, as appropriate.

   As you may already be aware, the Merged Company will be merging with and into American General Life Insurance Company ("American General"), the surviving company, effective January 1, 2013 (hereinafter referred to as the "Merger").

   Your companies and/or related trusts have agreements with the Merged Company pursuant to which a trust acted as an investment vehicle for separate accounts established by the Merged Company for variable universal life insurance policies and/or variable annuity contracts (the "Contracts").

   As a result of the Merger, if the Merged Company was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by American General which company will assume the rights, duties and obligations of the Merged Company thereunder.

   The United States Life Insurance Company in the City of New York is a party to the Agreements, however, its rights, duties and obligations under the Agreements are unaffected by the Merger.

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of the Merged Company to American General. To the extent applicable, your signature below is deemed consent to an effective date of

Delaware VIP Trust
September   , 2012
Page 2 of 3

January 1, 2013 for any of the Agreement(s) providing for the payment of fees pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2012 or subsequent to the new effective date.

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

                                      ATTEST:

By:     ____________________________  By:     ________________________________
Name:                                 Name:
Title:                                Title:

Consented to, acknowledged and agreed:

DELAWARE SERVICE COMPANY, INC.       DELAWARE VIP TRUST

BY:     ____________________________ BY:     __________________________________
Name:                                Name:
Title:                               Title:

Delaware VIP Trust
September   , 2012
Page 3 of 3

DELAWARE MANAGEMENT COMPANY
a series of Delaware Management Business
Trust

BY:     ________________________________
Name:
Title:

                                                              September 7, 2012

Fidelity Distributors Corporation
Variable Insurance Products Funds
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer

 Re:  (1)  Participation Agreement among SunAmerica Annuity and Life Assurance
           Company (formerly AIG SunAmerica Life Assurance Company)("SAAL"), Variable Insurance Products Funds and Fidelity Distributors Corporation ("FDC"), dated as of April 30, 2008, as amended;
      (2) Service Agreement between SAAL and Fidelity Investments Institutional Operations Company, Inc., dated as of April 30, 2012;
      (3) Rule 22c-2 Shareholder Information Agreement Related to Variable Insurance Products between SAAL and FDC, dated as of April 30, 2008;
      (4) Amended and Restated Participation Agreement between American General Life Insurance Company of Delaware ("AGL of Delaware"), Variable Insurance Products Funds and Fidelity Distributors Corporation dated April 27, 2012;
      (5) Sub-License Agreement between AGL of Delaware and Fidelity Distributors Corporation dated April 27, 2012;
      (6) Amended and Restated Service Contract between Fidelity Distributors Corporation and American General Equity Services Corporation, an affiliate of AGL of Delaware, American General Life Insurance Company and The United States Life Insurance Company in the City of New York dated May 1, 2012; and
      (7) Rule 22c-2 Information Sharing and Restricted Trading Agreement between AGL of Delaware and Fidelity Distributors Corporation dated April 16, 2007.
           (each an "Agreement", and collectively, the "Agreements") (SAAL and AGL of Delaware collectively referred to hereinafter as the "Merged Companies")

Dear Fund Partner:

   As you may already be aware, the Merged Companies will be merging with and into American General Life Insurance Company ("American General"), the surviving company, effective January 1, 2013 (hereinafter referred to as the "Merger").

   Your companies and/or related trusts have agreements with each of the Merged Companies pursuant to which a trust acted as an investment vehicle for separate accounts established by the Merged Companies for variable universal life insurance policies and/or variable annuity contracts (the "Contracts").

   As a result of the Merger, if any of the Merged Companies were a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by American General which company will assume the rights, duties and obligations of each of the Merged Companies thereunder.

Fidelity Distributors Corporation
September 7, 2012
Page 2 of 3

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of each of the Merged Companies to American General. To the extent applicable, your signature below is deemed consent to an effective date of January 1, 2013 for any of the Agreement(s) providing for the payment of fees pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2012 or subsequent to the new effective date.

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY

By:     __________________________________
Name: Jana W. Greer
Title: President and Chief Executive Officer

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
                                      ATTEST:

By:     ____________________________  By:     ________________________________
Name:                                 Name:
Title:                                Title:

AMERICAN GENERAL EQUITY SERVICES CORPORATION
                                      ATTEST:

By:     ____________________________  By:     ________________________________
Name:                                 Name:
Title:                                Title:

Fidelity Distributors Corporation
September 7, 2012
Page 3 of 3

Consented to, acknowledged and agreed:

FIDELITY DISTRIBUTORS CORPORATION

By:     __________________________________
Name:
Title:

VARIABLE INSURANCE PRODUCTS FUNDS

By:     __________________________________
Name:
Title:

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By:     __________________________________
Name:
Title:

                                                                August 31, 2012

Lincoln Variable Insurance Products Trust
1300 South Clinton Street
Fort Wayne, IN 46802

 Re:  (1)  Fund Participation Agreement between American General Life
           Insurance Company of Delaware ("AGL of Delaware"), Lincoln Variable Insurance Products Trust, Lincoln Financial Distributors, Inc. and Lincoln Investment Advisors Corporation dated June 12, 2009
      (2) Rule 22c-2 Agreement between Lincoln Variable Insurance Products Trust and AGL of Delaware dated June 12, 2009
           (each an "Agreement", and collectively, the "Agreements") (AGL of Delaware referred to hereinafter as the "Merged Company")

Dear Fund Partner:

   Effective December 8, 2009, the Merged Company changed its name from AIG Life Insurance Company to American General Life Insurance Company of Delaware. Any and all references in the Agreements to AIG Life Insurance Company shall be changed to American General Life Insurance Company of Delaware or AGL of Delaware, as appropriate.

   As you may already be aware, the Merged Company will be merging with and into American General Life Insurance Company ("American General"), the surviving company, effective January 1, 2013 (hereinafter referred to as the "Merger").

   Your companies and/or related trusts have agreements with the Merged Company pursuant to which a trust acted as an investment vehicle for separate accounts established by the Merged Company for variable universal life insurance policies and/or variable annuity contracts (the "Contracts").

   As a result of the Merger, if the Merged Company was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assumed by American General which company will assume the rights, duties and obligations of the Merged Company thereunder.

   To the extent applicable law and/or any of the Agreements require prior written consent for the assignment and continuation of the Agreements, please sign below indicating such consent to assign the rights, duties and obligations of the Merged Company to American General. To the extent applicable, your signature below is deemed consent to an effective date of January 1, 2013 for any of the Agreement(s) providing for the payment of fees pursuant to Rule
12b-1 of the Investment Company Act of 1940, as amended, under the terms of such agreement(s). The foregoing shall not affect any existing obligation to pay such fees through December 31, 2012 or subsequent to the new effective date.

Lincoln Variable Insurance Products Trust
August 1, 2012
Page 2 of 2

   Except to the extent amended by this letter agreement, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified, re-executed, and confirmed in all respects. This letter may be signed in counterparts, all of which, taken together, are deemed to be an original. Signatures may be sent via facsimile or e-mail.

   IN WITNESS WHEREOF, the undersigned has caused this letter agreement to be executed as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE
                                      ATTEST:

By:     ____________________________  By:     ________________________________
Name:                                 Name:
Title:                                Title:

Consented to, acknowledged and agreed:

LINCOLN FINANCIAL DISTRIBUTORS, INC.

By:     __________________________________
Name:
Title:

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

By:     __________________________________
Name:
Title:

LINCOLN INVESTMENT ADVISORS CORPORATION

By:     __________________________________
Name:
Title: